Exhibit 10.8

2011 DIRECTORS STOCK OPTION PLAN
METRO BANCORP, INC.

1.         Purpose of Plan

The purpose of this Plan is to enable Metro Bancorp, Inc. (hereinafter referred to as the “Company”) to continue to attract and retain the services of non-employee Directors, directors emeritus, advisory directors, consultants and others with outstanding abilities by making it possible for them to purchase shares of the Company's Common Stock on terms which will give them a direct and continuing interest in the future success of the Company's business.

2.         Definitions

“Company” means Metro Bancorp, Inc., a Pennsylvania business corporation.

“Committee of the Board” means a committee established by the Board consisting of three or more members of the Board. The Compensation Committee may be this committee.

“Director” for purposes of this Plan means a director of the Company who is not regularly employed on a salary basis by the Company or its subsidiary, Metro Bank.

“Eligible Participant”  for purposes of this Plan means a Director, advisory director, director emeritus, consultant, or other individual the Board deems beneficial to the Company who is not regularly employed on a salary basis by the Company or its subsidiary, Metro Bank.

“Shares” means shares of Common Stock of the Company.

“Board” means the Board of Directors of the Company.

“Optionee” means a person to whom an option has been granted under this Plan which has not expired or been fully exercised or surrendered.

3.         Limits on Options

The total number of shares for which options may be granted under this Plan shall not exceed in the aggregate 200,000 shares. This number shall be appropriately adjusted if the number of issued shares shall be increased or reduced by change in par value, combination, or split-up, reclassification, distribution of a dividend payable in stock, or the like.  The number of shares previously optioned and not theretofore delivered and the option prices therefor shall likewise be appropriately adjusted whenever the number of issued shares shall be increased or reduced by any such procedure after the date or dates on which such shares were optioned.  Shares covered by options which have expired or which have been surrendered may again be optioned under this Plan.

4.         Adjustment of Options

The number of shares optioned from time to time to individual Optionees under the Plan, and the option prices therefor, shall be appropriately adjusted to reflect any changes in par value, combination, split-up, reclassification, distribution of dividend payable in stock, or the like.

5.         Granting of Options

The Board, or if the Board so determines, a Committee of the Board, is authorized to grant options to Eligible Participants pursuant to this Plan during the calendar year 2011 and in any calendar year thereafter to December 31, 2020, but not thereafter.  The number of shares, if any, optioned in each year, the Optionees to whom options are granted, and the number of shares optioned to each Optionee selected shall be wholly within the discretion of the Board or the Committee of the Board.  If the Board acts, however, it shall do so only upon the advice and recommendation of the Committee of the Board upon all matters relating to the granting of options and the administration of this Plan, including determination of the rights and obligations of the Optionees.  Any options granted in a given year shall be granted in February of that year.

6.         Terms of Stock Options

The terms of stock options granted under this Plan shall be as follows:

(a)
The option price shall be fixed by the Board or the Committee of the Board but shall in no event be less than 100% of the fair market value of the shares subject to the option on the date the option is granted.  The fair market value of the shares shall be the average of the high and low sale prices of the Common Stock as reported on the NASDAQ Global Select Market System on the trading day immediately preceding the date of grant or the closest preceding date if there are no high and low sale prices available on that date.

(b)	Options shall not be transferable otherwise than by will or by the laws of descent and distribution. No option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

(c)
Each option shall expire and all rights thereunder shall end ten (10) years after the date on which it was granted, subject in all cases to earlier expiration as provided in paragraphs (d), (e) and (f) of this Section 6 in the event an Optionee ceases to serve in the capacity to which he has been appointed or dies.

(d)
During the lifetime of an Optionee, his/her options shall be exercisable only by him/her and (i) while serving in that capacity to which he/she has been appointed; (ii) following retirement from the Board of Directors; or (iii) subject to paragraph (f) of this Section 6, within three months after he/she has otherwise ceased to serve in the capacity to which he/she has been appointed (but in any event not later than the end of the period specified in paragraph (c) of this Section 6).

(e)
If an Optionee dies within a period during which he/she could have exercised an option, his/her option may be exercised within three months after his/her death (but not later than the end of the period specified in paragraph (c) of this Section 6) by those entitled under his/her will or the laws of descent and distribution, but only if and to the extent the option was exercisable by him/her immediately prior to his/her death.

(f)
If an Optionee is removed as a Director for any of the reasons specified in Section 1726(b) of the Pennsylvania Business Corporation Law of 1988, as amended (“BCL”), or from any other position to which he has been appointed for reasons similar to the reasons specified in Section 1726(b) of the BCL, all options theretofore granted to the Optionee preceding such removal shall be forfeited by the Optionee and rendered unexercisable.

(g)
Subject to the foregoing terms and to such additional or different terms regarding the exercise of the options as the Board or the Committee of the Board may fix at the time of grant, options may be exercised in whole or in part from time to time.

7.         Vesting of Options

Upon retirement of a Director, all options granted to such Director that have not yet vested shall become immediately vested. Except as provided herein with respect to retirement of a Director, (i) no option granted under this Plan may be exercised within one year from the date of the grant of the option and (ii) options held more than one year may be exercised based upon the option holding period, pursuant to the following schedule:

Option Holding Period	Percent Vested

Less than 1 year	—%
More than 1 year and less than 2 years	25
More than 2 years and less than 3 years	50
More than 3 years and less than 4 years	75
More than 4 years	100

8.         Exercise of Options

No option granted under this Plan may be exercised before the first to occur of (i) retirement of a Director; (ii) one year from the date of option grant; or (iii) a Change in Control of the Company.  Thereafter, options may be exercised in whole, or from time to time in part, for up to the total number of shares then subject to the option, less the number of shares previously purchased by exercise of the option.

9.         Change in Control

For the purposes of this Plan, a Change in Control with respect to any Optionee shall be deemed to have occurred when any of the following events shall have occurred:

(a)
Any person or group acquires ownership of stock of Metro that, together with stock already held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Metro.

(b)
Any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock possessing 30 percent or more of the total voting power of the stock of Metro.

(c)
A majority of members of Metro's Board of Directors is replaced during any 24-month period by directors whose appointment or election is not approved by a majority of the members of Metro's Board before the date of the appointment or election of any of the “replacement” directors.

(d)
Any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) of assets from Metro that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Metro immediately before such acquisition(s).  For purposes of this Section, “group” is defined or determined pursuant to Treasury Regulation §1.409A-3 paragraph (i)(5)(v)(B).

10.       Reorganization of the Company

In the event that the Company is succeeded by another corporation or company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor corporation or company shall assume the outstanding options granted under this Plan or shall substitute new options for them.

11.       Delivery of Shares

No shares shall be delivered upon the exercise of an option until the option price has been paid in full in cash or, at the discretion of the Board or the Committee of the Board, in whole or in part in the Company's Common Stock owned by the Optionee valued at fair market value on the date of exercise. If required by the Board, no shares will be delivered upon the exercise of an option until the Optionee has given the Company a satisfactory written statement that he/she is purchasing the shares for investment and not with a view to the sale or distribution of any such shares.

12.       Administration

The Board or the Committee of the Board may make such rules and regulations and establish such procedures, as it deems appropriate for the administration of this Plan.  In the event of a disagreement as to the interpretation of this Plan or any amendment thereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to this Plan, the decision of the Board or the Committee of the Board (excluding, however, any Optionee(s) affected by such dispute or disagreement) shall be final and binding upon all persons in interest, including the Company and its shareholders.

13.       Reservation of Shares

Shares delivered upon the exercise of an option shall, in the discretion of the Board or the Committee of the Board, be either shares heretofore or hereafter authorized and then unissued, or previously issued shares heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each. The Company shall be under no obligation to reserve or to retain in its treasury any particular number of shares at any time, and no particular shares, whether unissued or held as treasury shares, shall be identified as those optioned under this Plan.

14.       Amendment of Plan

The Board may amend this Plan from time to time as it deems desirable, however, no amendment shall (i) reduce the option price below 100% of the fair market value of the shares subject to the option on the date the option is granted; (ii) extend the option exercise period beyond the period set forth in paragraph (c) of Section 6; or (iii) otherwise materially amend the Plan.

15.       Termination of the Plan

The Board may, in its discretion, terminate this Plan at any time prior to December 31, 2020, but no such termination shall deprive Optionees of their rights under their options.

16.       Effective Date

This Plan shall become effective on January 1, 2011, and options hereunder may be granted at any time on or after that date until the earlier of December 31, 2020 or termination of the Plan.